SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 6, 2009

(Exact name of registrant as specified in its charter)

Nevada	333-125907	87-0579824
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Jerry Parish
President
The Mint Leasing, Inc.
323 N. Loop West
Houston, Texas 77008
 (Address of principal executive offices)

(713) 665-2000
(Registrant’s telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

On January 6, 2009, the Company, entered in a renewal of its $33.000,000 line of credit facility with Sterling Bank of Houston, Texas.   The credit facility expires on March 2, 2009,   and bears interest at prime plus one and one half percent ( 1.50%)

Item 9.01 Financial Statements and Exhibits

(C) Exhibits.

99.1	Press Release dated January 12, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MINT LEASING, INC.

Date: January 12, 2009	By: /s/ Jerry Parish
Jerry Parish President & CEO

About The Mint Leasing, Inc.

The Mint Leasing, Inc. represents an alternative to traditional financing companies by leasing high-quality automobiles to the average purchaser through premier retailers.  Most of its customers are located in Texas and six other states in the southeastern U.S.  The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.  The Mint Leasing, Inc. is responsible for underwriting criteria and procedures, administration of the leases, and collection of payments from lessees.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTC Bulletin Board under the symbol “MLES”.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties, and other risks disclosed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.
Contact:  R. Jerry Falkner, CFA, RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com or The Mint Leasing, Inc. Investor Relations at investorinfo@mintleasing.com

Exhibit 99.1
Press Release dated January 12, 2009

For Immediate Release

STERLING BANK RENEWS $33 MILLION CREDIT FACILITY WITH THE MINT LEASING, INC.

Houston, Texas – January 12, 2009 – The Mint Leasing, Inc. (OTCBB: MLES), a provider of innovative vehicle leasing solutions, today announced that its primary lender, Sterling Bank, has renewed its $33 million revolving credit line with the Company.

“Sterling Bank has been The Mint Leasing’s primary lender for almost ten years, and we are very pleased to announce the renewal of our revolving credit facility, especially in light of the turbulence that has roiled global credit markets in recent months,” stated Jerry Parish, Chief Executive Officer of the Company.  “We value our longstanding relationship with Sterling Bank, as its support has allowed our Company expand its activities into 17 states, where we are now providing innovative leasing solutions to over 600 franchised automobile dealerships and their customers.”

For additional information, please refer the Company’s Form 8-K filing with the Securities and Exchange Commission dated January 12, 2009.

About Sterling Bank

Sterling Bank is a subsidiary of Sterling Bancshares, Inc., a Houston-based bank holding company with total assets of $4.9 billion.  The bank operates 59 offices in the greater metropolitan areas of Houston, San Antonio, Dallas and Ft. Worth, Texas.  Sterling Bank has consistently shown strong performance by focusing on its competitive advantage of providing exceptional service to its core market, small and medium-sized businesses.  Sterling Bancshares, Inc. common stock is listed on the NASDAQ Global Market under the symbol “SBIB”.

About The Mint Leasing, Inc.

As a provider of innovative leasing solutions, The Mint Leasing, Inc., allows premier franchise automobile dealers to offer their customers attractive and flexible financing alternatives for the purchase of new or late-model cars and trucks.  Most of the Company’s customers are located in Texas and sixteen other states.  The Mint Leasing’s customers are primarily comprised of brand-name automobile dealers that seek to provide leasing options to their customers, many of whom would otherwise not have the opportunity to acquire a new or late-model-year vehicle.  The Mint Leasing, Inc. is responsible for underwriting criteria and procedures, administration of the leases, and collection of payments from lessees.

The Company is headquartered in Houston, Texas, and its common stock trades on the OTC Bulletin Board under the symbol “MLES”.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements to the future financial performance of the Company. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include but are not limited to, successful performance of internal plans, product development and acceptance, the impact of competitive services and pricing, or general economic risks and uncertainties, and other risks disclosed in the Company’s periodic filings with the U.S. Securities and Exchange Commission.

Contact:  R. Jerry Falkner, CFA, RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com
or
The Mint Leasing, Inc. Investor Relations at investorinfo@mintleasing.com